Exhibit 99.45

This business combination involves the securities of a Brazilian company. The business combination is subject to disclosure requirements of Brazil that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Brazil, and some or all of its officers and directors may be residents of Brazil. You may not be able to sue a Brazilian company or its officers or directors in a Brazilian court for violations of the U.S. securities laws. It may be difficult to compel a Brazilian company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

MINUTES OF THE EXTRAORDINARY GENERAL MEETING INITIATED AND SUSPENDED ON
JUNE 18, 2025, AND RESUMED AND CONCLUDED ON AUGUST 5, 2025

1	DATE, TIME AND PLACE: Initiated and suspended on June 18, 2025, at 11:00 a.m., and resumed on August 5, 2025, at 3:00 p.m., exclusively in person, at the headquarters of Marfrig Global Foods S.A. (“Company”), located in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho, No. 1560, block 5, room 301, Vila Hamburguesa, Zip Code 05319-000.

2	CALL NOTICE: The notice calling this Extraordinary General Meeting (“Meeting”) was published in the May 16, 19, and 20, 2025 editions of the newspaper “Valor Econômico,” in printed (pages C9, B6, and A12, respectively) and digital versions. In addition, the resumption of the Meeting was the subject of a material fact disclosed by the Company on July 15, 2025, which was published in the July 15, 16, and 17, 2025 editions of the newspaper “Valor Econômico”, in both printed (pages C5, A7, and C5, respectively) and digital versions.

3	PUBLICATIONS: All documents related to the matters to be decided at this Meeting, as provided for in Brazilian Securities Commission (“CVM”) Resolution No. 81, dated March 29, 2022 (“CVM Resolution 81”), including those related to the suspension and resumption of the Meeting, were made available to shareholders at the Company headquarters and on the websites of the Company (ri.marfrig.com.br), the CVM (gov.br/cvm) and B3 S.A. – Brasil, Bolsa, Balcão (“B3”) (www.b3.com.br).

4	ATTENDANCE: Present at this Meeting were shareholders representing approximately 86.74% (eighty-six point seven four percent) of the Company voting capital, excluding shares issued by the Company held in treasury, as follows (i) shareholders who attended this Meeting in person; and (ii) shareholders whose remote voting ballots were considered valid, pursuant to Article 47, item II, of CVM Resolution 81. Also present were (i) Mr. Antonio dos Santos Maciel Neto, member of the Company Board of Directors, Coordinator of the Company Statutory Audit Committee and Coordinator of the Company Special Independent Committee, established in connection with the Merger (as defined below); (ii) Mr. Tang David, Chief Financial Officer and Investor Relations Officer; (iii) Mr. José Luiz de Souza Gurgel, member of the Fiscal Council; (iv) Mr. Miguel Côrtes Carneiro Monteiro, representative of the Appraisal Company (as defined below); and (v) Mr. Jefferson Diniz and Raphael Toneto, in their capacity as representatives of Grant Thornton Independent Auditors.

5	BOARD: After verifying that there was a quorum for the meeting, the proceedings of the Meeting, which had been initiated and suspended by resolution of the shareholders on June 18, 2025, were resumed, and the board was composed of Mr. Tang David – Chairman; and Mr. Francisco Antunes Maciel Müssnich, known professionally as Chico Müssnich– Secretary.

6	READING OF DOCUMENTS AND DRAFTING OF MINUTES: The reading of the documents related to the matters discussed at this Meeting was waived, since (i) they were made available to shareholders at the Company headquarters; (ii) they were made available to shareholders at through the Company website (ri.marfrig.com.br); (iii) they were sent to B3, in accordance with the provisions of Article 124, paragraph 6, of the Brazilian Corporations Law; and (iv) they were made available to shareholders on the CVM website (gov.br/cvm). In addition, the Chairman announced that the consolidated summary voting map for remote voting ballots considered valid by the Company was available for consultation, and the shareholders present waived its reading, in accordance with Article 46-C, sole paragraph, of CVM Resolution 81, which will be filed at the Company headquarters, pursuant to Article 130, paragraph 1, of the Brazilian Corporations Law.

7	GENERAL CONSIDERATIONS: This Meeting was called in the context of the merger by the Company of all shares issued by BRF S.A. (“BRF” together with the Company, “Companies”), not held by the Company on the Closing Date (as defined below), in exchange for the delivery to BRF shareholders (except for the Company) of common shares issued by the Company, with the consequent transfer of BRF shareholding base to the Company, in accordance with Article 252 of the Brazilian Corporations Law (“Merger”). Upon completion of the Merger, BRF will become a wholly-owned subsidiary of the Company. The terms and conditions applicable to the Merger were agreed upon in the “Plan of Merger of BRF S.A. into Marfrig Global Foods S.A.”, entered into between the Companies on May 15, 2025, as amended and consolidated by the “First Amendment to the Plan of Merger of BRF S.A. into Marfrig Global Foods S.A.,” entered into by the Companies on May 26, 2025 (“Plan of Merger”). The proposals for resolution described in the items on the agenda indicated below, with regard to the Merger, are interdependent legal transactions, on the premise that each of the stages will not be effective individually unless the others are also effective and implemented in their entirety.

8	AGENDA: The Company shareholders met to examine, discuss, and resolve the following matters:

(i)	the approval of the Plan of Merger, which establishes the terms and conditions of the Merger;

(ii)	the approval of the Merger, the effectiveness of which will be conditional upon the verification (or waiver, as applicable) of the Conditions (as defined in the Plan of Merger) and the occurrence of the date on which the Merger will be deemed to have been consummated, in accordance with the Plan of Merger (“Closing Date”);

(iii)	the approval of the increase in the Company capital stock, the issuance of common shares by the Company, as well as the consequent amendment to the Company bylaws (“Bylaws”), with delegation to the Company Board of Directors of the powers to confirm the effective number of shares to be issued by the Company, in the event of adjustments to the Exchange Ratio (as defined in the Plan of Merger), within the scope of the Merger, subject to verification (or waiver, as the case may be) of the Conditions and the occurrence of the Closing Date (“Capital Increase”);

(iv)	the ratification of the appointment of Apsis Consultoria Empresarial Ltda., registered with the National Register of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 08.681.365/0001-30 and with the Regional Accounting Council of the State of Rio de Janeiro (CRC/RJ) under No. 005112/O-9, with headquarters in the city of Rio de Janeiro, State of Rio de Janeiro, at Rua do Passeio, No. 62, 6th floor, Centro, ZIP Code 20021-290 (“Appraisal Company”) as the appraisal company responsible for preparing (a) the appraisal report, at market value, of the shares issued by BRF to be merged into the Company, within the scope of the Merger (“Merger Appraisal Report”); and (b) the appraisal report containing the calculation of the exchange ratio of the shares held by BRF non-controlling shareholders, based on the net equity value of the shares of the Company and BRF, with both net equity values appraised according to the same criteria and on the same date, at market prices, pursuant to Article 264 of the Brazilian Corporations Law (“Appraisal Report 264”);

(v)	approval of the Merger Appraisal Report;

(vi)	approval of the Appraisal Report 264;

(vii)	the change in the Company corporate name, with the consequent amendment of the Bylaws, subject to the occurrence of the Closing Date and the consummation of the Merger;

(viii)	the consolidation of the Bylaws, subject to the Closing Date and the consummation of the Merger; and

(ix)	authorization for the Company management to take all necessary steps to consummate the Merger.

9	RESOLUTIONS: Upon resumption of the Meeting, the shareholders present unanimously approved the drafting of these minutes in the form of a summary of the events that occurred, containing only the transcription of the resolutions adopted, as provided for in Article 130, paragraph 1, of the Brazilian Corporations Law, as well as the publication of these minutes with the omission of the signatures of the shareholders present, pursuant to Article 130, paragraph 2, of the Brazilian Corporations Law. After reviewing and discussing the items on the agenda, the shareholders resolved as follows:

(i)	approve, by a majority of the votes of the shareholders present (with 723.877.711 votes in favor, 350 votes against, and 254.796 abstentions) , the Plan of Merger, which sets forth the terms and conditions applicable to the Merger, pursuant to the management proposal for this Meeting (“Management Proposal”);

(ii)	to approve, by a majority of the votes of the shareholders present (with 723.877.362 votes in favor, 459 votes against and 255.036 abstentions), the Merger, the effectiveness of which will be conditional upon verification (or waiver, as applicable) of the Conditions and the occurrence of the Closing Date, in accordance with the Plan of Merger and the terms of the Management Proposal;

(iii)	to approve, by a majority of the votes of the shareholders present (with 723.187.980 votes in favor, 690.081 votes against, and 254.796 abstentions), the increase in the Company capital stock, the issuance of common shares by the Company, as well as the consequent amendment to the Bylaws, with delegation to the Company Board of Directors of the powers to confirm the effective number of shares to be issued by the Company, in the event of adjustments to the Exchange Ratio, within the scope of the Merger, subject to verification (or waive, as the case may be) the Conditions and upon the occurrence of the Closing Date, in all cases, pursuant to the Management Proposal, provided that:

(a)	the Merger will result in an increase in the Company shareholders’ equity in the amount of up to R$14,933,103,366.87 (fourteen billion, nine hundred and thirty-three million, one hundred and three thousand, three hundred and sixty-six reais and eighty-seven cents), supported by the value attributed to the shares issued by BRF to be merged into the Company (i.e., without considering the shares issued by BRF held in treasury and the shares issued by BRF held by the Company), based on the Merger Appraisal Report and considering the elimination of the investment held by the Company in BRF, it being understood that the amount of (i) R$4,977,203,352.18 (four billion, nine hundred and seventy-seven million, two hundred and three thousand, three hundred and fifty-two reais and eighteen centavos) will be allocated to the Company capital stock account; and (ii) the remaining amount will be allocated to the Company’ tital reserve account;

(b)	due to the allocation to the Company capital stock mentioned in item (a) above, on the Closing Date, the Company share capital will be R$15,468,781,313.18 (fifteen billion, four hundred and sixty-eight million, seven hundred and eighty-one thousand, three hundred and thirteen reais and eighteen centavos);

(c)	without prejudice to any adjustments to be made under the terms of the Plan of Merger (considering the Exchange Ratio and the effective number of shares issued by BRF to be incorporated by the Company), the Merger will involve the issuance by the Company of 639,743,458 (six hundred and thirty-nine million, seven hundred and forty-three thousand, four hundred and fifty-eight) common shares, to be subscribed by BRF officers, on behalf of BRF then shareholders (except for the Company) on the Closing Date, pursuant to Article 252, paragraph 2, of the Brazilian Corporations Law;

(d)	pursuant to Article 252, paragraph 1, of the Brazilian Corporations Law, the Company shareholders will not have preemptive rights to subscribe for the shares issued by the Company as a result of the Merger;

(e)	due to the capital increase and the issuance of shares by the Company under the terms above, subject to the Closing Date and the consummation of the Merger, Article 5, caput, of the Bylaws shall come into force with the following wording, subject to any adjustments:

“Article 5. The Company capital stock, fully subscribed and paid up, is R$15,468,781,313.18 (fifteen billion, four hundred and sixty-eight million, seven hundred and eighty-one thousand, three hundred and thirteen reais and eighteen centavos), divided into 1,497,671,577 (one billion, four hundred and ninety-seven million, six hundred and seventy-one thousand, five hundred and seventy-seven) common shares, all registered, book-entry and without par value .”

(f)	The powers are hereby delegated by this Meeting to the Company Board of Directors to confirm, in the event of adjustments, the effective number of shares to be issued by the Company under the Merger, and therefore, the Company Board of Directors to approve, subject to ratification by the first general meeting of the Company to be held after the Closing Date, a new amendment to the caput of Article 5 of the Bylaws, for the purpose of recording the number of shares into which the Company capital stock will be divided as a result of the Merger;

(iv)	approve, by a majority of the votes of the shareholders present (with 723.868.985 votes in favor, 459 votes against and 263.413 abstentions), the ratification of the appointment of the Appraisal Company as the appraisal company responsible for preparing the Merger Appraisal Report and Appraisal Report 264;

(v)	to approve, by a majority of the votes of the shareholders present (with 723.869.037 votes in favor, 459 votes against and 263.361 abstentions), the Merger Appraisal Report, as set forth in Annex 4.2 of the Plan of Merger and in accordance with the Management Proposal;

(vi)	to approve, by a majority of the votes of the shareholders present (with 723.868.782 votes in favor, 459 votes against and 263.616 abstentions), the Appraisal Report 264, as set forth in Annex 4.5 of the Plan of Merger and in accordance with the Management Proposal;

(vii)	the resolution regarding the change in the Company name was removed from the agenda by the board of this Meeting;

(viii)	to approve, by a majority of the votes of the shareholders present (with 723.877.351 votes in favor, 350 votes against, and 255.156 abstentions), the consolidation of the Bylaws to reflect the resolutions adopted at this Meeting, which, subject to the Closing Date and the consummation of the Merger, without prejudice to any adjustments to be made under the terms of the Plan of Merger, shall become effective as set forth in Annex I hereto; and

(ix)	approve, by a majority of the votes of the shareholders present (with 723.877.351 votes in favor, 350 votes against and 255.156 abstentions), the authorization for the Company management to perform all acts necessary to consummate the Merger, pursuant to the Plan of Merger and Justification and the Management Proposal, including the ratification of all acts already performed for this purpose.

10	CLOSING AND SIGNATURES: There being no further business, the floor was opened to anyone who wished to speak. There being no further comments, the meeting was adjourned for the drafting of these minutes in summary form, which will be published without the signatures of the shareholders present, pursuant to Article 130, paragraphs 1 and 2, of the Brazilian Corporations Law. When the meeting was resumed, these minutes were read, approved and signed by the board and by the shareholders who participated in this Meeting in person, the shareholders whose remote voting ballots were considered valid by the Company being considered signatories of the minutes, pursuant to Article 47, paragraph 1, of CVM Resolution 81.

São Paulo, August 5, 2025.

Table:

Tang David	Francisco Antunes Maciel Müssnich
President	Secretary

Shareholders present:

MMS PARTICIPAÇÕES LTDA.
Attorney in Fact – Roberto Rocha de Jesus

MARCOS ANTONIO MOLINA DOS SANTOS
Attorney in Fact – Roberto Rocha de Jesus

Marcia Aparecida Pascoal Marçal dos Santos
Attorney in Fact – Roberto Rocha de Jesus

MAMS FUNDO DE INVESTIMENTO EM ACOES
Attorney in Fact – Roberto Rocha de Jesus

CONCORDIA PHOENIX FUNDO DE INVESTIMENTO MULTIMERCADO CRÉDITO PRIVADO;
FUNDO DE INVESTIMENTO JABURÁ AÇÕES
Attorney in Fact – Manuel Nogueira Lois

IT NOW IBOVESPA B3 BR+ FUNDO DE ÍNDICE RESPONSABILIDADE LIMITADA; IT NOW IBOVESPA FUNDO DE ÍNDICE; IT NOW IDIV FUNDO DE INDICE; IT NOW IDIV RENDA DIVIDENDOS FUNDO DE ÍNDICE – RESPONSABILIDADE LIMITADA; IT NOW IGCT FUNDO DE INDICE; IT NOW PIBB IBRX-50 FUNDO DE ÍNDICE; IT NOW SMALL CAPS FUNDO DE INDICE; ITAÚ AÇÕES DIVIDENDOS FUNDO DE INVESTIMENTO FINANCEIRO RESPONSABILIDADE LIMITADA; ITAU CAIXA ACOES FI; ITAÚ FLEXPREV SMART AÇÕES BRASIL FUNDO DE INVESTIMENTO FINANCEIRO RESPONSABILIDADE LIMITADA; ITAÚ FTSE® RAFI BRAZIL 50 CAPPED INDEX FUNDO DE INVESTIMENTO EM AÇÕES RESPONSABILIDADE LIMITADA; ITAÚ GOVERNANÇA CORPORATIVA AÇÕES FUNDO DE INVESTIMENTO SUSTENTÁVEL; ITAU IBOVESPA ATIVO MASTER FIA; ITAÚ IBRX ATIVO MASTER FIA; ITAÚ INDEX AÇÕES IBOVESPA FI; ITAU INDEX ACOES IBRX FI; ITAÚ MASTER GLOBAL DINÂMICO MULTIMERCADO FUNDO DE INVESTIMENTO; ITAÚ MASTER GLOBAL DINÂMICO ULTRA MULTIMERCADO FUNDO DE INVESTIMENTO; ITAÚ PREVIDÊNCIA IBRX FIA; ITAÚ QUANTAMENTAL GEMS MASTER AÇÕES FUNDO DE INVESTIMENTO; ITAU SMALL CAP MASTER FUNDO DE INVESTIMENTO EM ACOES; ITAÚ VÉRTICE OMNI FUNDO DE INVESTIMENTO FINANCEIRO MULTIMERCADO RESPONSABILIDADE LIMITADA; WM SMALL CAP FUNDO DE INVESTIMENTO FINANCEIRO EM AÇÕES – RESPONSABILIDADE LIMITADA

Attorney in Fact – Karina Francisca de Andrade

Shareholders present by sending a remote voting bulletin, pursuant to CVM Resolution 81: RICARDO FLORENCE DOS SANTOS; NILZA NASHIRO FLORENCE DOS SANTOS; ALCIDES JOSÉ CORTES BERGAMO; MAURICIO MANFREDINI; JOSÉ IGNACIO SCOSERIA REY; RUI MENDONÇA JUNIOR; JAIRO AGOSTA; ALISSON BARROS NAVARRO; LUIZ GUSTAVO DE MIRANDA LAGE; LUIS ROBERTO FIRMINO DA SILVA; MARCELO FIRMINO DA SILVA; ROBERTO CARLOS SCARNAVACA; GUSTAVO LOESCH; PABLO JAVIER GRANA; JUSCELINO MATIAS DE LIMA; DUART MOREIRA DUART; ALDINO ENGEL; ALVARO MEDEIROS DE SOUZA ANJOS FILHO; ANTONIO CARLOS DE PAULA MUNIZ; PEDRO BERNARDINELLI JUNIOR; RAFAEL JACINTHO; CRISTINA ROVERE GEHLING; JOSE ARTINI NETTO; SALVADOR FERNANDES DE JESUS JUNIOR; MICHEL ARAUJO BASTOS; ROBERTO AOKI ROMERO; MIGUEL HLEBCZUK JUNIOR; FELIPE GRASS; RODOLFO DE ASSIS MIRANDA; WILLIAN RIBEIRO SANTOS; KLEBER DUARTE FRANDOLOSO; ELIZEU ALMEIDA DOS SANTOS PALL; EDVAN PEREIRA DOS SANTOS; JEAN CARLOS BATISTA DA SILVA; ARMANDO JUSTINO SILVA; LUCAS FERNANDO FEITOSA SECUNDO; PEDRO CARLOS COSENTINO; ALEXANDRE JOSE CONSELVAN; VIRGINIA RETIREMENT SYSTEM; THE PENSION RESERVES INVESTMENT MANAGEMENT BOARD; PARAMETRIC TAX-MANAGED EMERGING MARKETS FUND; THE EMERGING M.S. OF THE DFA I.T.CO.; THE MONETARY AUTHORITY OF SINGAPORE; ACADIAN EMEMRGING MARKETS EQUITY FUND; 1199 HEALTH CARE EMPLOYEES PENSION FUND; EMER MKTS CORE EQ PORT DFA INVEST DIMENS GROU; BLACKROCK LIFE LIMITED - DC OVERSEAS EQUITY FUND; PARAMETRIC EMERGING MARKETS FUND; CC&L Q MARKET NEUTRAL FUND; AMERICAN CENTURY ETF TRUST - AVANTIS EMERGING MARK; POLICE AND FIREMEN’S RETIREMENT SYSTEM OF NEW JERS; AMERICAN CENTURY ICAV; THE CAPTIVE INVESTORS FUND; VANGUARD FUNDS PLC / VANGUARD ESG EMERGING MARKETS; CC&L Q CANADIAN EQUITY 130/30 PLUS FUND; CC AND L Q 140-40 FUND; PROVIDENCE HEALTH SERVICES CASH BALANCE RETIREMENT PL TRUS; NATIONAL RAILROAD RETIREMENT INVESTMENT TRUST; COLLEGE RETIREMENT EQUITIES FUND; EASTSPRING INVESTMENTS; LEGAL & GENERAL INTERNATIONAL INDEX TRUST; ACADIAN EMERGING MARKETS EQUITY II FUND, LLC; ISHARES MSCI EMERGING MARKETS SMALL CAP ETF; ALASKA PERMANENT FUND; THE BANK OF N. Y. M. (INT) LTD AS T. OF I. E. M. E. I. F. UK; COLONIAL FIRST STATE EMERGING MARKETS FUND 6; LEGAL & GENERAL GLOBAL EMERGING MARKETS INDEX FUND; CUSTODY B. OF J. LTD. RE: STB D. E. E. F. I. M. F.; OPSEU PENSION PLAN TRUST FUND; ISHARES III PUBLIC LIMITED COMPANY; EATON VANCE TR CO CO TR FD - PA STR EM MKTS EQ COM TR FD; BNYM MELLON CF SL ACWI EX-U.S.IMI FUND; FIDELITY RUTLAND SQUARE TRUST II: STRATEGIC A E M FUND; ISHARES CORE MSCI TOTAL INTERNATIONAL STOCK ETF; ISHARES EMERGING MARKETS FUNDAMENTAL INDEX ETF; SCOTTISH WIDOWS INVESTMENT SOLUTIONS FUNDS ICVC- FUNDAMENTAL; GENERAL PENSION AND SOCIAL SECURITY AUTHORITY; ACADIAN ACWI EX US-SMALL CAP FUND LLC; THE CHICAGO PUB.SCHOOL TEACHERS P. AND RETIREM F; LEGAL GENERAL U. ETF P. LIMITED COMPANY; PROVIDENCE HEALTH AND SERVICES AND SWEDISH HEALTH S M R T; ACADIAN NON-US SMALL-CAP LONG-SHORT EQUITY FUND, LLC; ACADIAN COLLECTIVE INVESTMENT TRUST; FIDELITY SALEM STREET T: FIDELITY TOTAL INTE INDEX FUND; VANGUARD INV FUNDS ICVC-VANGUARD FTSE GLOBAL ALL CAP INDEX F; THE BOEING COMPANY EMPLOYEE SAVINGS PLANS MASTER TRUST; THE BOARD OF THE PENSION PROTECTION FUND; SCOTIA BALANCED OPPORTUNITIES FUND; FRANKLIN TEMPLETON ETF TRUST - FRANKLIN FTSE BRAZI; VANGUARD TOTAL WORLD STOCK INDEX FUND, A SERIES OF; VIDENT INTERNATIONAL EQUITY FUND - WI; MERCER UCITS COMMON CONTRACTUAL FUND; MERCER QIF FUND PLC; STATE OF ALASKA RETIREMENT AND BENEFITS PLANS; AMERICAN CENTURY ETF TRUST - AVANTIS EMERGING MARK; SPARTAN GROUP TRUST FOR EMPLOYEE BENEFIT PLANS: SP; STICHTING PENSIOENFONDS CAMPINA; AMERICAN CENTURY ETF TRUST - AVANTIS EMERGING MARK; TEACHERS RETIREMENT SYSTEM OF THE STATE OF ILLINOIS; THE REGENTS OF THE UNIVERSITY OF CALIFORNIA; VANGUARD INVESTMENT SERIES PLC / VANGUARD ESG EMER; STICHTING BEDRIJFSTAKPENSIOENFONDS VOOR DE DETAILHANDEL; DIMENSIONAL EMERGING CORE EQUITY MARKET ETF OF DIM; JOHN HANCOCK TRUST COMPANY COLLECTIVE INVESTMENT T; VANGUARD FUNDS PLC / VANGUARD ESG GLOBAL ALL CAP U; BRITISH COAL STAFF SUPERANNUATION SCHEME; ADVISORS INNER CIRCLE FUND-ACADIAN E.M.PORTF; AMERICAN CENTURY ETF TRUST-AVANTIS EMERGING MARKET; PRUDENTIAL ASSURANCE COMPANY SINGAPORE (PTE) LTD; ISHARES CORE MSCI EMERGING MARKETS IMI INDEX ETF; LEGAL & GENERAL COLLECTIVE INVESTMENT TRUST; FIRST TRUST EMERGING MARKETS SMALL CAP ALPHADEX FUND; AMERICAN CENTURY ETF TRUST - AVANTIS EMERGING MARK; THOMAS MAGNO DE JESUS SILVEIRA; MARCELO LEONARDO LEAL LIMA; ANDRE LUIZ DE ANDRADE DOWSLEY; BRUNO GIL DO AMARAL; NORTHERN TRUST COMMON ALL COUNTRY WORLD EX-US INVESTABLE MAR; NORTHERN TRUST COLLECTIVE EAFE SMALL CAP INDEX FUND-NON LEND; NORTHERN TRUST COLLECTIVE EMERGING MARKETS QUALITY; CC&L Q US EQUITY EXTENSION FUND; CC&L MULTI-STRATEGY FUND; GENERAL ORGANISATION FOR SOCIAL INSURANCE; QIC INTERNATIONAL EQUITIES FUND; FRANKLIN TEMPLETON ETF TRUST - FRANKLIN FTSE LATIN; WS WALES PP GLOBAL OPPORTUNITIES EQUITY FUND; FRANKLIN LIBERTYSHARES ICAV; QIC LISTED EQUITIES FUND; WS WALES PP EMERGING MARKETS EQUITY FUND; BLACKROCK BALANCED CAPITAL FUND, INC.; LEGAL AND GENERAL ASSURANCE PENSIONS MNG LTD; CC&L U.S. Q MARKET NEUTRAL ONSHORE FUND II; RAPHAEL SAULORS CHAPUR; MARCOS SCATULIN BOCCA; EUCLIDES TEDESCO; LEONEL RODRIGUES LAZOUWNIK; JULIO ROMEU GLOBO; DIMAS RUY DE LIMA; JULIO CESAR TRENTO FILHO; TIAGO AGUIAR DE OLIVEIRA; MARCELLO SILVA CRUZ; BRUNO DE ALMEIDA INTROVIGNI; ERIKSON HOLSTEIN DA SILVA; ELINALDO VIEIRA DOS SANTOS; JOSIMAR DA SILVA CAMARA; HUMBERTO SIMOES DE SOUZA RIBEIRO; HERMELINDO PINHEIRO MANOEL; GILBERTO ANTONIO DE MELLO; ANDRE BAKER MEIO; LOCKHEED MARTIN CORP DEFINED CONTRIBUTION PLANS MASTER TRUST; OAKTREE (LUX.) FUNDS - OAKTREE EMERGING MARKETS EQUITY FUND; CC&L Q EMERGING MARKETS EQUITY FUND LP; CC&L Q GLOBAL SMALL CAP EQUITY FUND; OAKTREE EMERGING MARKETS EQUITY HOLDINGS,L.P; PUBLIC EMPLOYEES RETIREMENT SYSTEM OF OHIO; OAKTREE EMERGING MARKETS EQUITY FUND; LOCKHEED MARTIN CORP MASTER RETIREMENT TRUST; CONNOR CLARK & LUNN COLLECTIVE INVESTMENT TRUST; CC&L ALTERNATIVE CANADIAN EQUITY FUND; OBERDAN CARLOS ALVES PACHECO; HUGO BORGES DE FREITAS; ALTAMIRO THADEU FRONTINO SOBREIRO; THE BANK OF NEW YORK MELLON EMP BEN COLLECTIVE INVEST FD PLA; ISHARES V PUBLIC LIMITED COMPANY; GERMANO SORIANO DE SA; CRISTIANO FERNANDES; NAURU MENDES MARTINS; RANDOLFO JOSE CARVALHO ALVES; ROBERT FUERST; ARROWSTREET EMK ALPHA EXTENSION FUND L.P.; GLOBAL X SUPERDIVIDEND UCITS ETF; SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX FUND; AUSTRALIAN RETIREMENT TRUST; COLONIAL FIRST STATE GLOBAL SHARE FUND 30; GLOBAL X SUPERDIVIDEND ETF; FP RUSSEL INV ICVC - FP RUSSEL INV INT GROWTH ASSETS FUND; MACKENZIE EMERGING MARKETS EX-CHINA EQUITY FUND; THRIFT SAVINGS PLAN; SPDR S&P EMERGING MARKETS EX-CHINA ETF; QMA JP EMERGING MARKETS ALL CAP OFFSHORE FUND, LTD; QMA JP EMERGING MARKETS ALL CAP ONSHORE FUND, L.P.; IBM 401 (K) PLUS PLAN; STATE STREET ACTIVE EM MKTS SEC LEND QP COM TR FD; RUSSELL TR COMPANY COMMINGLED E. B. F. T. R. L. D. I. S.; DUKE POWER CO EMPLOYEE RETIREMENT PLAN; FORD MOTOR COMPANY OF CANADA, L PENSION TRUST; UTAH STATE RETIREMENT SYSTEMS; 3M EMPLOYEE RETIREMENT INCOME PLAN TRUST; FLORIDA RETIREMENT SYSTEM TRUST FUND; SPDR SP EMERGING MARKETS ETF; RUSSELL GLOBAL OPPORTUNITIES FUND; RUSSELL INVESTMENT COMPANY EMERGING MARKETS FUND; STATE STREET E M S CAP A S L QIB C TRUST FUND; SSGATC I. F. F. T. E. R. P. S. S. M. E. M. S. C. I. S. L.F.; RUSSELL TAX EFFECTIVE GLOBAL SHARES FUND; ST ST MSCI EMERGING MKT SMALL CI NON LENDING COMMON TRT FUND; SCHWAB EMERGING MARKETS EQUITY ETF; MANAGED PENSION FUNDS LIMITED; STATE ST GL ADV TRUST COMPANY INV FF TAX EX RET PLANS; SSGA SPDR ETFS EUROPE I PLC; RUSSELL INVESTMENT COMPANY PUBLIC LIMITED COMPANY; SPDR PORTFOLIO MSCI GLOBAL STOCK MARKET ETF; WASHINGTON STATE INVESTMENT BOARD; SCHWAB FUNDAMENTAL EMERG0ING MARKETS LARGE COMPANY INDEX ETF; STATE STREET IRELAND UNIT TRUST; ST STR MSCI ACWI EX USA IMI SCREENED NON-LENDING COMM TR FD; STATE STREET GLOBAL ALL CAP EQUITY EX-US INDEX PORTFOLIO; RUSSELL INVESTMENT COMPANY RUSSELL MULTI-STRATEGY INCOME F; PIMCO EQUITY SERIES: PIMCO RAE EMERGING MARKETS FUND; RUSSELL INVESTMENT COMPANY RUSSELL TAX-MANAGED INTERNATIONAL; PIMCO RAE EMERGING MARKETS FUND LLC; STATE STREET G. A. L. SICAV - S. S. E. M. S. C. ESG S.E. F.; RUSSELL INSTITUTIONAL FUNDS, LLC - REM EQUITY PLUS FUND; RUSSELL INVESTMENT COMPANY MULTI-ASSET GROWTH STRATEGY FUND; OMERS ADMINISTRATION CORPORATION; RUSSEL EMERGING MARKETS EQUITY POOL; THE INCUBATION FUND, LTD.; INTERNATIONAL MONETARY FUND; MACKENZIE EMERGING MARKETS SMALL CAP MASTER FUND (; TJ-NONQUALIFIED, LLC; MACKENZIE EMERGING MARKETS SMALL CAP FUND; MACKENZIE EMERGING MARKETS LARGE CAP FUND; TJ-QUALIFIED, LLC; AMERICAN HEART ASSOCIATION, INC.; ARROWSTREET EMERGING MARKET ALPHA EXTENSION TRUST; VANECK VECTORS BRAZIL SMALL-CAP ETF; MCIC VERMONT (A RECIPROCAL RISK RETENTION GROUP); WILLIAN CLEYSON FRITSCHE; LUIZ HENRIQUE DE MORAES RODRIGUES; FAMA LATAM CLIMATE TURNAROUND FIA; MARCOS FELIPE SANTOS RABELO; MATEUS JOSE DO REGO CAVALCANTI; FORD MOTOR CO DEFINED BENEF MASTER TRUST; TEACHER RETIREMENT SYSTEM OF TEXAS; THE UNITED NATIONS JOINTS STAFF PENSION FUND; ISHARES CORE MSCI EMERGING MARKETS ETF; CALIFORNIA STATE TEACHERS RETIREMENT SYSTEM; VICTORYSHARES USAA MSCI E. M. VALUE M. ETF; CC&L Q EMERGING MARKETS EQUITY FUND; NAT WEST BK PLC AS TR OF ST JAMES PL GL SMALL COMP UNIT FUND; ISHARES PUBLIC LIMITED COMPANY; TEXAS MUNICIPAL RETIREMENT SYSTEM; LUCIA HELENA W B DE SOUZA; ROBSON REIS MESQUITA; LUCIANO DAS NEVES PEREIRA; EDUARDO GHADER E SILVA; ELIAS DE SOUZA; ARMANDO CAMOLEZE FILHO; STICHITING BLUE SKY ACT EQ EM MK GL FUND; CATERPILLAR INVESTMENT TRUST; INVESCO MARKETS III PLC - INV FTSE RI EMERGING MARK U ETF; ISHARES MSCI BRAZIL SMALL CAP ETF; VANGUARD FUNDS PUBLIC LIMITED COMPANY; IVESCO FTSE RAFI EMERGING MARKETS ETF; INVESCO DWA EMERGING MARKETS MOMENTUM ETF; CITY OF NEW YORK GROUP TRUST; INVESCO INVESTMENT MANAGEMENT LTD, ACTING AS MANAG; CALIFORNIA PUBLIC EMPLOYEES RETIREMENT SYSTEM; GUILHERME CORREA DE SOUZA CARRILHO; OLAVO CENACHI JUNIOR; NANCY DRESSLER BUSS CENACHI; UI BVK KAPITALVERWALTUN. MBH ON BEHALF OF BAYVK A2-FONDS; BEST INVESTMENT CORPORATION; CCANDL Q EMERGING MARKETS EQUITY UCITS FUND A SUB FUND OF CO; ARROWSTREET EMK ALPHA EXTENSION FUND L.P.; ARROWSTREET EMERGING MARKET ALPHA EXTENSION TRUST; DIEGO ARAUJO DE MEDEIROS BRITO; ACADIAN EMERGING MARKETS SMALL CAP EQUITY FUND LLC; EMPLOYEES RET SYSTEM OF THE STATE OF HAWAII; PIMCO EQUITY SERIES: PIMCO RAFI DYNAMIC MULTI-FACTOR EMERGIN; ARROWSTREET EMERGING MARKET TRUST FUND; GOLDMAN SACHS TRUST - GOLDMAN SACHS EMERGING MARKETS E I F; EMERGING MARKETS EQUITY ACTIVE ETF; FLEXSHARES MORNINGSTAR EMERGING MARKETS FACTOR TILT INDEX F; MISSOURI EDUCATION PENSION TRUST; CONSTRUCTION BUILDING UNIONS SUPER FUND; JPMORGAN DIVERSIFIED RETURN EMERGING MARKETS EQUITY ETF; MINISTRY OF ECONOMY AND FINANCE; BLACKROCK BALANCED CAPITAL PORTFOLIO OF BLACKROCK SERIES FUN; CDN ACWI ALPHA TILTS FUND; EMERGING MARKETS SMALL CAPITALIZATION EQUITY INDEX FUND; EMERGING MARKETS SMALL CAPIT EQUITY INDEX NON-LENDABLE FUND; EMERGING MARKETS SMALL CAPITALIZATION EQUITY INDEX FUND B; GLOBAL ALPHA TILTS FUND A; GLOBAL ALPHA TILTS ESG NON-LENDABLE FUND B; VANGUARD EMERGING MARKETS STOCK INDEX FUND; MSCI ACWI EX-U.S. IMI INDEX FUND B2; VANGUARD ESG INTERNATIONAL; AVIVA I INVESTMENT FUNDS ICVC - AVIVA I INTERNATIONAL I T F; VANGUARD FIDUCIARY TRT COMPANY INSTIT T INTL STK MKT INDEX T; VANGUARD F. T. C. INST. TOTAL INTL STOCK M. INDEX TRUST II; GLOBAL ALL CAP ALPHA TILTS FUND; THRIFT SAVINGS PLAN; MSCI EMERGING MARKETS EX CHINA IMI INDEX FUND; ALLIANZ GL INVESTORS GMBH ON BEHALF OF ALLIANZGI-FONDS DSPT; ISHARES EMERGING MARKETS IMI EQUITY INDEX FUND; BUREAU OF LABOR FUNDS - LABOR PENSION FUND; BUREAU OF LABOR FUNDS - LABOR RETIREMENT FUND; SHELL TR (BERM) LTD AS TR O SHELL OV CON P F; STATE OF NEW MEXICO STATE INV. COUNCIL; THE BOEING COMPANY EMPLOYEE RETIREMENT PLANS MASTER TRUST; VANGUARD TOTAL INTERNATIONAL STOCK INDEX FD, A SE VAN S F; NORGES BANK; KALIL FACURY SANTOS DE SOUZA

Member of the Fiscal Council present:

José Luiz de Souza Gurgel
Fiscal Council Member

Representatives of Grant Thornton Independent Auditors:

Jefferson Diniz	Raphael Toneto

Appraisal Company representative present:

Miguel Côrtes Carneiro Monteiro

Representative of the Company management, member of the Statutory Audit Committee and member of the Special Independent Committee present:

Antonio dos Santos Maciel Neto

MARFRIG GLOBAL FOODS S.A.
Publicly traded company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

MINUTES OF THE EXTRAORDINARY GENERAL MEETING INITIATED AND SUSPENDED ON
JUNE 18, 2025 AND RESUMED AND CONCLUDED ON AUGUST 5, 2025

APPENDIX I
Consolidated Bylaws

(This appendix begins on the following page.)
(Remaining page intentionally left blank.)

MARFRIG GLOBAL FOODS S.A.
Publicly Traded Company
CNPJ/MF No. 03.853.896/0001-40
NIRE 35.300.341.031

BYLAWS

Chapter I Name, Headquarters, Jurisdiction, Corporate Purpose and Term of Existence

Article 1. Marfrig Global Foods S.A. (“Company”) is a Brazilian corporation with authorized capital, governed by these bylaws (“Bylaws”) and by applicable laws and regulations.

Article 2. The Company is headquartered and has jurisdiction in the City of São Paulo, State of São Paulo, at Avenida Queiroz Filho, No. 1560, Block 5 (Tower Sabiá), 3rd Floor, Room 301, Vila Hamburguesa, CEP 05319-000, and may establish and close branches, agencies, warehouses, offices, subsidiaries, representative offices, and any other establishments in Brazil or abroad, as decided by the Executive Board.

Article 3. The Company corporate purpose is: (i) the operation of meatpacking activities, including the slaughter of cattle, horses, pigs, goats, sheep, poultry, and buffalo, and the industrialization and commercialization of animal products and by-products, whether edible or not, including, but not limited to, the industrialization and commercialization of leather products and by-products, in its own establishments or those of third parties; (ii) the purchase, sale, distribution, representation, import, and export of food products in general, including alcoholic and non-alcoholic beverages and others; (iii) the purchase and sale of cattle, horses, pigs, goats, sheep, poultry, and buffalo; (iv) the provision of labor to other companies; (v) farming and forestry; (vi) participation as a partner or shareholder in any commercial or civil company; (vii) distribution and sale of food products in general; (viii) production, distribution, and sale of soaps, laundry detergents, disinfectants, fabric softeners, and other hygiene and cleaning products; (ix) cogeneration, production, and sale of energy and biodiesel; (x) participation in the financial market, as well as in the carbon credit market; (xi) marketing and production of products derived from legumes and vegetables, as well as all their derivatives and substitutes; feed, preserves, canned goods, and fats; and (xii) transportation of its products and those of third parties; representation and other related ventures that are necessary for the corporate objectives; (xiii) breeding, rearing, and fattening of cattle, horses, pigs, goats, sheep, poultry, and buffalo on its own premises and those of third parties; (xiv) import and export of products related to agricultural activities, in addition to embryos and others; (xv) the provision of effective labor to other companies; (xvi) the provision of services to third parties for the breeding, treatment, handling, fattening, and transportation of cattle, horses, pigs, goats, sheep, poultry, and buffalo; (xvii) technical tests and analyses; (xviii) manufacture of pharmaceutical products of animal origin; (xix) manufacture of organic chemical products not specified above; and (xx) ecological restoration services.

Paragraph 1.	The Company may engage in other lines of business that are related to the object expressed in this Article 3.

Paragraph	With the admission of the Company to the special listing segment called Novo Mercado, of B3 S.A. – Brasil, Bolsa, Balcão (“B3” and “Novo Mercado”, respectively), the Company, its shareholders, including controlling shareholders, members of the Board of Directors, the Executive Board, and the Fiscal Council, if and when installed, are subject to the provisions of the Novo Mercado Regulations (“Novo Mercado Regulations”).

Paragraph 3.	The provisions of the Novo Mercado Regulations shall prevail over the provisions of the Bylaws in the event of any infringement of the rights of the recipients of public offerings provided for in these Bylaws.

Paragraph 4	The Company and its shareholders, including controlling shareholders, members of the Board of Directors, Executive Board, and Fiscal Council shall comply with the deadlines, obligations, and procedures set forth in the Regulations for Listing Issuers and Admission to Trading of Securities of B3, in the B3 Issuer Manual, and in the Novo Mercado Regulations.

Article 4. The Company has an indefinite term.

Chapter II Share Capital and Shares

Article 5 The Company capital stock, fully subscribed and paid up, is R$ R$15,468,781,313.18 (fifteen billion, four hundred and sixty-eight million, seven hundred and eighty-one thousand, three hundred and thirteen reais and eighteen centavos), divided into 1,497,671,577 (one billion, four hundred and ninety-seven million, six hundred and seventy-one thousand, five hundred and seventy-seven) common shares, all registered, book-entry and without par value .

Article 6. The Company is authorized, upon resolution of the Board of Directors, to increase its capital stock, regardless of any amendment to the bylaws, by issuing up to 2,000,000,000 (two billion) common shares, all registered and without par value, including the Company current Capital Stock.

Paragraph 1.	The Board of Directors shall establish the conditions for the issuance of shares referred to in the above paragraph, including the price and payment term, and may, within the limit of the authorized capital, resolve to issue subscription bonuses.

Paragraph 2.	Within the limits of the authorized capital and in accordance with the plan approved by the General Meeting, the Board of Directors may authorize the Company to grant stock options to its managers, employees, and service providers, as well as to the managers, employees, and service providers of other companies that are directly or indirectly controlled by the Company, without preemptive rights for shareholders.

Paragraph 3.	The Company is prohibited from issuing beneficiary shares.

Article 7. The capital stock shall be represented exclusively by common shares, and each common share shall correspond to one vote in the resolutions of the General Meeting. The Company may not issue preferred shares.

Article 8. The shares issued by the Company are book-entry shares, held in deposit accounts in the name of their holders, with a financial institution authorized by the Brazilian Securities and Exchange Commission (CVM).

Sole Paragraph.	Subject to the maximum limits set by the CVM, the cost of transferring ownership of book-entry shares may be charged directly to the shareholder by the depositary institution, as defined in the share registration agreement.

Article 9. At the discretion of the Board of Directors, shares, debentures convertible into shares, or subscription bonuses may be issued, without preemptive rights or with a reduction in the term referred to in Article 171, paragraph 4, of the Brazilian Corporations Law, and placed through sale on a stock exchange or by public subscription, or by exchange for shares in a public tender offer for control, under the terms established in the applicable legislation and regulations, within the limits of the authorized capital.

Chapter III General Meeting

Article 10. The General Meeting shall meet ordinarily once a year and, extraordinarily, when called, in accordance with applicable legislation or these Bylaws.

Article 11. The General Meeting shall be convened and chaired by the Chairman of the Board of Directors or, in his absence, by any member of the Board of Directors or, in his absence, by a shareholder or director of the Company chosen by a majority vote of those present, and the Chairman of the General Meeting shall appoint the secretary, who may or may not be a shareholder of the Company.

Article 12. In addition to the powers provided for by law and in these Bylaws, the General Meeting shall have the following powers:

(i)	elect and dismiss the members of the Board of Directors, as well as appoint the Chairman of the Board of Directors;

(ii)	to set the total annual remuneration of the members of the Board of Directors and the Executive Board, as well as that of the members of the Fiscal Council, if established;

(iii)	take, annually, the accounts of the administrators and deliberate on the financial statements presented by them;

(iv)	amend the Bylaws;

(v)	to decide on the dissolution, liquidation, merger, spin-off, or incorporation of the Company or of any company in the Company;

(vi)	approve plans for granting stock options to its managers and employees, as well as to managers and employees of other companies that are directly or indirectly controlled by the Company;

(vii)	to decide, in accordance with a proposal submitted by management, on the allocation of profits for the fiscal year and the distribution of dividends;

(viii)	elect the liquidator, as well as the Fiscal Council that shall operate during the liquidation period;

(ix)	to decide on the request for cancellation of the registration as a publicly traded company with the CVM and withdrawal from the Novo Mercado; and

(x)	decide on any matter submitted to it by the Board of Directors.

Chapter IV Management Bodies

Section I General Provisions

Article 13. The Company shall be managed by the Board of Directors and the Executive Board.

Paragraph 1	The members of the Board of Directors and the Executive Board shall take office by means of a term of office recorded in a specific book, signed by the administrator or director taking office and stating their subjection to the arbitration clause referred to in Article 32 of these Bylaws, with no management guarantee being required, and subject to compliance with the applicable legal requirements.

Paragraph 2	The administrators shall notify the Company and, if applicable, the CVM and B3, of the ownership and negotiations carried out with securities issued by the Company, in accordance with the law and regulations in force.

Paragraph 3	The administrators shall remain in office until their replacements take office.

Paragraph 4	The positions of chairman of the board of directors and chief executive officer or chief operating officer of the Company may not be held by the same person.

Paragraph 5	The rule set forth in Paragraph 4 shall not apply in the event of a vacancy, in which case the company shall: (i) disclose the accumulation of positions resulting from the vacancy by the business day following the occurrence; (ii) disclose, within 60 (sixty) days from the vacancy, the measures taken to terminate the accumulation of positions; and (iii) terminate the accumulation within 1 (one) year.

Paragraph 6.	The Company shall disclose, in accordance with the provisions of the regulations issued by the CVM that provide for the disclosure and use of information on material acts or facts relating to publicly traded companies, the resignation or dismissal of members of the board of directors and statutory officers by the next business day after the company is notified of the resignation or the dismissal is approved.

Article 14. The Shareholders’ Meeting shall set a limit on the total annual remuneration to be distributed among the management, and the Board of Directors shall decide on the individual remuneration of the management, in accordance with these Bylaws.

Article 15. Subject to regular call in accordance with these Bylaws, any of the management bodies shall meet validly with the presence of a majority of its members and shall decide by a majority vote of those present.

Sole Paragraph.	Prior notice of all administrators for a meeting shall only be waived as a condition of its validity if all members of the body to be met are present, for which purpose verification of attendance by means of written votes delivered by another member or sent to the Company prior to the meeting shall be permitted.

Section II Board of Directors

Article 16 The Board of Directors shall be composed of at least three (3) and at most eleven (11) members, all elected and removable by the General Meeting, with a unified term of office of two (2) years, with reelection permitted.

Paragraph 1	At the Ordinary General Meeting, the shareholders shall decide on the effective number of members of the Board of Directors.

Paragraph 2	Of the members of the Board of Directors, at least two (2) directors or twenty percent (20%), whichever is greater, shall be independent directors, based on the criteria and requirements established by the Novo Mercado Regulations, and their status as independent directors shall be expressly indicated in the minutes of the General Meeting that elects them, and the director(s) elected pursuant to the provisions of Article 141, paragraphs 4 and 5, of Law No. 6,404, of December 15, 1976, as amended (“Brazilian Corporations Law”), shall also be considered independent.

Paragraph 3.	When, as a result of the calculation of the percentage referred to in Paragraph 2 above, the number of independent board members is a fraction, it shall be rounded up to the nearest whole number.

Paragraph 4.	Members of the Board of Directors must have an unblemished reputation and may not be elected, unless waived by the General Meeting, if they (i) hold positions in companies that may be considered competitors of the Company; or (ii) have or represent interests that conflict with those of the Company; Members of the Board of Directors may not exercise their voting rights if the same impediments arise subsequently.

Paragraph 5.	Members of the Board of Directors may not have access to information or participate in Board of Directors meetings related to matters in which they have or represent a conflict of interest with the Company, and they are expressly prohibited from exercising their voting rights.

Paragraph 6	In order to better perform its duties, the Board of Directors may create committees or working groups with defined objectives, composed of persons appointed by it from among the members of management and/or other persons who are not part of the Company management.

Article 17 The Chairman of the Board of Directors shall be appointed by the General Meeting.

Paragraph 1	The Chairman of the Board of Directors shall preside over the General Meetings and the meetings of the Board of Directors and, in the event of absence or temporary impediment, these duties shall be performed by another member of the Board of Directors chosen by the majority of the other members.

Paragraph 2.	In the event of a vacancy on the Board of Directors that does not result in a composition that is less than the majority of the positions on the body, in accordance with the number of effective members determined by the General Meeting, the remaining members of the Board of Directors may: (i) appoint a substitute(s), who shall remain in office until the end of the term of office of the member(s) replaced; or (ii) choose to leave the position(s) of the vacant member(s) vacant, provided that the minimum number of members provided for in the caput of Article 16 is respected.

Paragraph 3.	If a vacancy occurs on the Board of Directors that results in less than a majority of the positions on the body, according to the number of effective members decided by the General Meeting, the Board of Directors shall call a General Meeting to elect replacement(s), who shall remain in office until the end of the term of office of the member(s) replaced.

Paragraph 4	In the deliberations of the Board of Directors, the Chairman of the body shall be entitled, in addition to his own vote, to a casting vote in the event of a tie in the voting due to an even number of members of the Board of Directors. Each director shall be entitled to one (1) vote in the deliberations of the body.

Article 18. The Board of Directors shall meet whenever convened by the Chairman of the Board of Directors. Board meetings may be held, exceptionally, by conference call, video conference, or any other means of communication in which there is unequivocal proof of the expression of votes.

Paragraph 1.	Notices of meetings shall be given in writing at least three (3) business days in advance, by letter, telegram, fax, email, or any other means that allows for proof of receipt of the notice by the recipient, and shall contain the agenda and be accompanied by documentation related to the agenda.

Paragraph 2	All decisions of the Board of Directors shall be recorded in the minutes of the respective Board meeting and signed by the directors present.

Paragraph 3	At meetings of the Board of Directors, advance written votes and votes cast by fax, email, or any other means of communication shall be permitted, with members who vote in this manner being counted as present.

Paragraph 4	The decisions of the Board of Directors shall always be taken by a majority vote of the members present at the meeting.

Article 19 In addition to other duties assigned to it by law or in these Bylaws, the Board of Directors shall:

(i)	to establish the general guidelines for the Company business;

(ii)	elect and dismiss the Company Officers;

(iii)	establishing or changing the amount of authority of the Executive Board to issue and/or carry out public or private offerings of credit instruments to raise funds, in , whether they be simple debentures, non-convertible into shares and without collateral, bonds, notes, promissory notes, commercial papers, or others commonly used in the market, as well as to establish their terms of issuance and redemption, and may, in cases it defines, require prior authorization from the Board of Directors as a condition for the validity of the act;

(iv)	supervise the management of the Directors, examining, at any time, the books and papers of the Company and requesting information on contracts entered into or in the process of being entered into and any other acts;

(v)	select and dismiss the Company independent auditors;

(vi)	call upon the independent auditors to provide any clarifications it deems necessary;

(vii)	review the Management Report and the accounts of the Executive Board and decide on their submission to the General Meeting;

(viii)	approve the Company annual budgets and any amendments thereto;

(ix)	previously express any proposal to be submitted for deliberation by the General Meeting;

(x)	authorize the issuance of Company shares, within the limits authorized in Article 6 of these Bylaws, establishing the conditions of issuance, including price and payment term, and may also exclude (or reduce the term for) the right of first refusal in the issuance of shares, subscription bonuses, and convertible debentures, whose placement is made through sale on the stock exchange or by public subscription or in a public offer for the acquisition of control, under the terms established by law;

(xi)	to decide on the acquisition by the Company of shares of its own issue, or on the launch of put and call options, referenced to shares issued by the Company, for maintenance in treasury and/or subsequent cancellation or disposal;

(xii)	decide on the issuance of subscription bonuses;

(xiii)	grant stock options to its managers, employees, and service providers, as well as to managers, employees, and service providers of other companies that are directly or indirectly controlled by the Company, without preemptive rights for shareholders, under the terms of the programs approved at the General Meeting;

(xiv)	authorize the Company to provide guarantees for its obligations and those of its subsidiaries and/or wholly-owned subsidiaries, whose value exceeds the amount established in the Sole Paragraph below;

(xv)	approve any acquisition or disposal of permanent assets whose value exceeds the amount established in the Sole Paragraph below, except as provided in item (xvi) below;

(xvi)	authorize the Company participation as a shareholder or quotaholder in other companies, or the Company association with other companies to form joint ventures;

(xvii)	approve the creation of encumbrances on the Company assets or the granting of guarantees to third parties, whose value exceeds the amount established in the Sole Paragraph below;

(xviii)	approve the obtaining of any financing or loan, including leasing transactions, on behalf of the Company, not provided for in the annual budget, whose value exceeds the amount established in the Sole Paragraph below;

(xix)	approve any transaction or set of transactions whose annual value is equal to or greater than the amount determined by the Board of Directors, involving the Company and any related party, directly or indirectly. For the purposes of this provision, a related party is understood to be any Company manager, employee or shareholder who directly or indirectly holds more than 10% (ten percent) of the Company share capital;

(xx)	authorize the assignment of use, sale, transfer, or licensing of any type of intellectual or industrial property belonging to the Company;

(xxi)	previously deliberate on spin-offs, mergers, incorporations, dissolutions, or liquidations, or any other corporate reorganization with similar effects involving any of the Company subsidiaries;

(xxii)	grant stock bonuses and decide on any stock splits or consolidations;

(xxiii)	express its opinion in favor of or against any public tender offer for the acquisition of shares (“OPA”) involving the shares issued by the Company, by means of a prior reasoned opinion, disclosed within fifteen (15) days of the publication of the OPA notice, which shall address, at a minimum (i) the convenience and timeliness of the OPA in relation to the interests of the shareholders as a whole and in relation to the price and potential impacts on the liquidity of the securities they hold; (ii) the strategic plans disclosed by the offeror in relation to the Company; and (iii) the alternatives to acceptance of the OPA available in the market. The opinion of the Board of Directors must include a favorable or unfavorable opinion on the acceptance of the public tender offer, warning that the final decision on such decision is the responsibility of each shareholder; and

(xxiv)	choose the specialized company responsible for preparing the appraisal report on the Company shares, in the event of cancellation of registration as a publicly traded company or delisting from the Novo Mercado.

Sole Paragraph.	The Board of Directors may establish limits for the executive board to perform any of the acts referred to in items (iii), (xiv), (xv), (xvii), (xviii) and (xx) of the caput of this Article, observing limits on the value per act or series of acts.

Section III Executive Board

Article 20. The Executive Board shall consist of two (2) to seven (7) Executive Officers, including a Chief Executive Officer, an Investor Relations Officer, a Chief Financial Officer, and the other Executive Officers without specific designation. The position of Investor Relations Director may be held concurrently with the position of any other Director, as determined by the Board of Directors.

Paragraph 1.	The Directors shall be elected for a term of three (3) years and may be re-elected.

Paragraph 2	Members of the Executive Board who are not reelected shall remain in office until the new Directors take office.

Paragraph 3	In the event of permanent impediment or vacancy of the position, the Board of Directors shall be immediately convened to elect a replacement.

Paragraph 4	The absence or impediment of any Director for a continuous period exceeding thirty days, unless authorized by the Board of Directors, shall determine the end of the respective term of office, applying the provisions of Paragraph 3 of this Article.

Paragraph 5	A Director may not simultaneously replace more than one other Director.

Paragraph 6	The Executive Board shall meet when called by its Chief Executive Officer or by any two members acting jointly, whenever the interests of the company so require. The meetings of the Executive Board, which shall be held at the company headquarters, shall be convened with the presence of the majority of its members, including the Chief Executive Officer or an absolute majority of the members of the Executive Board, and the respective decisions shall be taken by a majority vote of the members present, except that in the event of a tie, the Chief Executive Officer shall have the casting vote to approve or reject the matter under discussion. The minutes of the meetings shall be recorded in the appropriate book with the corresponding resolutions.

Article 21. The Directors shall be responsible for administering and managing the Company business, in particular:

(i)	comply with and enforce these Bylaws and the resolutions of the Board of Directors and the General Meeting;

(ii)	submitting, annually, to the Board of Directors for consideration, the Management Report and the accounts of the Executive Board, accompanied by the independent auditors’ report, as well as the proposal for the application of the profits earned in the previous fiscal year;

(iii)	submitting the Company annual budget to the Board of Directors;

(iv)	submit quarterly to the Board of Directors the detailed economic, financial and equity balance sheet of the Company and its subsidiaries;

(v)	issue and approve internal instructions and regulations deemed useful or necessary; and

(vi)	represent the Company actively and passively, in court or out of court, in accordance with the provisions of Article 25.

Article 22. The Chief Executive Officer is responsible for coordinating the actions of the Executive Officers and directing the execution of activities related to the Company general planning, in addition to the duties, responsibilities, and powers assigned to him by the Board of Directors, and in accordance with the policies and guidelines previously established by the Board of Directors:

(i)	to convene and chair the meetings of the Executive Board;

(ii)	supervise the Company administrative activities, coordinating and supervising the activities of the members of the Executive Board;

(iii)	coordinate the Company personnel, organizational, managerial, operational, and marketing policies

(iv)	of the Company;

(v)	annually prepare and submit to the Board of Directors the Company annual business plan and annual budget; and

(vi)	manage corporate matters in general.

Article 23. The Investor Relations Officer shall provide information to the investing public, the Securities and Exchange Commission, and the stock exchanges and organized over-the-counter markets on which the Company is registered, and shall keep the Company publicly traded company registration up to date, in compliance with all laws and regulations applicable to publicly traded companies.

Article 24. In addition to the duties, responsibilities, and powers granted to him by the Board of Directors, and in accordance with the policy and guidelines previously established by the Board of Directors, the Chief Financial Officer is responsible for:

(i)	propose financing alternatives and approve financial terms for the Company business;

(ii)	manage the Company cash and accounts payable and receivable; and

(iii)	direct the accounting, financial planning, and tax areas.

Article 25. The Company shall be represented as follows:

(i)	by two (2) directors acting jointly, one of whom shall be the Chief Executive Officer or the Chief Financial Officer, necessarily in conjunction with another Director without specific designation;

(ii)	by two (2) directors acting jointly, one of whom shall be the Chief Executive Officer, necessarily together with the Chief Financial Officer or another Director without specific designation;

(iii)	by any director together with a proxy appointed in accordance with items (i) and (ii) above;

(iv)	by two (2) attorneys-in-fact jointly, appointed as provided in items (i) and (ii) above; or

(v)	individually by the Investor Relations Officer, exclusively within the scope of his/her competence as provided for in Article 23 of these Bylaws.

Paragraph 1.	Powers of attorney shall always be granted on behalf of the Company in accordance with items (i) and (ii) above, and shall be valid for a maximum period of one year, except that powers of attorney for the purposes of legal representation or in administrative proceedings may be granted for an indefinite period.

Paragraph 2.	A power of attorney duly granted in accordance with Paragraph 1 above may expressly authorize the performance of specific acts that bind the Company by only one of the members of the Executive Board or by a designated attorney-in-fact.

Chapter V Fiscal Council

Article 26. The Company Fiscal Council, with the duties established by law, shall be composed of three (3) to five (5) members and an equal number of alternates.

Paragraph 1.	The Fiscal Council shall operate on a permanent basis, in accordance with legal provisions.

Paragraph 2	The members of the Fiscal Council shall, immediately after taking office, notify B3 of the quantity and characteristics of the securities issued by the Company that they hold directly or indirectly, including their derivatives.

Paragraph 3	The members of the Fiscal Council shall have a term of office of one (1) year and may be re-elected. The members of the Fiscal Council shall take office by means of a term of office recorded in a specific book, signed by the member taking office and stating their subjection to the compromissory clause referred to in Article 32 of these Bylaws, and shall be subject to compliance with the applicable legal requirements.

Chapter VI Statutory Audit Committee

Article 27. The Statutory Audit Committee, an advisory body linked to the Board of Directors, shall be composed of at least three (3) members, at least one (1) of whom shall be an independent director, and at least one (1) shall have recognized experience in corporate accounting matters.

Paragraph 1	The same member of the Statutory Audit Committee may accumulate both characteristics referred to in the caput.

Paragraph 2	The activities of the audit committee coordinator are defined in its internal regulations, approved by the Board of Directors.

Paragraph 3	The members of the Statutory Audit Committee shall have a term of office of two (2) years and may be re-elected and hold office for a maximum of ten (10) years, with their appointment being conditional upon the signing of a term of office agreement, which shall include their subjection to the arbitration clause referred to in Article 32 of these Bylaws.

Paragraph 4	The Statutory Audit Committee shall have the following duties:

(i)	to give an opinion on the hiring and dismissal of the independent external auditor to conduct independent external audits or any other services;

(ii)	supervising the activities: (a) of the independent auditors, in order to assess their independence and the quality and adequacy of the services provided to the Company; (b) of the Company internal control area; (c) of the Company internal audit area; and (d) of the area responsible for preparing the Company financial statements;

(iii)	monitor the quality and integrity of: (a) internal control mechanisms; (b) the Company quarterly information, interim statements, and financial statements; and (c) information and measurements disclosed based on adjusted accounting data and non-accounting data that add elements not provided for in the structure of the usual financial statement reports;

(iv)	assess and monitor the Company risk exposures, including requesting detailed information on policies and procedures related to: (a) management compensation; (b) the use of the Company assets; and (c) expenses incurred on behalf of the Company;

(v)	evaluate and monitor, together with management and the internal audit area, the adequacy of related party transactions carried out by the Company and their respective disclosures;

(vi)	prepare an annual summary report, to be presented together with the financial statements, containing a description of: (a) its activities, results and conclusions reached, and recommendations made; and (b) any situations in which there is a significant disagreement between the Company management, the independent external auditors and the Statutory Audit Committee regarding the Company financial statements; and

(vii)	ensure that the Company has the means to receive and handle information about non-compliance with legal and regulatory provisions applicable to the Company, as well as internal regulations and codes, including specific procedures for the protection of whistleblowers and the confidentiality of information.

Paragraph 5.	The internal rules of the Statutory Audit Committee shall be approved by the Board of Directors and shall describe in detail its duties and operating procedures.

Paragraph 6.	The remuneration of the members of the Statutory Audit Committee, in addition to the respective budget allocation, shall be determined by the Board of Directors.

Chapter VII Fiscal Year and Financial Statements

Article 28 The fiscal year begins on January 1 and ends on December 31 of each year.

Paragraph 1	At the end of each fiscal year, the Executive Board shall prepare, in accordance with the relevant legal provisions, the financial statements required by law and by the Novo Mercado Regulations.

Paragraph 2	The financial statements for the fiscal year shall include a management proposal on the allocation of net income, in accordance with these Bylaws and applicable law.

Paragraph 3	The net income for the fiscal year shall be allocated as follows:

(i)	5% (five percent) to the legal reserve, until it reaches 20% (twenty percent) of the subscribed capital;

(ii)	payment of mandatory dividends, in accordance with the provisions of Article 29 of these Bylaws and applicable legislation; and

(iii)	the constitution of a profit reserve and distribution of dividends in addition to the mandatory dividends under the terms of the Brazilian Corporations Law.

Article 29. Shareholders shall be entitled to receive, in each fiscal year, as dividends, a mandatory minimum percentage of 25% (twenty-five percent) of the net income for the fiscal year, with the following adjustments:

(i)	the decrease in the amounts allocated during the fiscal year to the legal reserve and contingency reserves; and

(ii)	the increase in amounts resulting from the reversal, in the fiscal year, of reserves for contingencies previously formed.

Paragraph 1.	Whenever the amount of the mandatory dividend exceeds the portion of net income for the fiscal year, management may propose, and the General Meeting may approve, allocating the excess to the constitution of a reserve for unrealized profits (Article 197 of the Brazilian Corporations Law).

Paragraph 2	The General Meeting may grant the Company management or its subsidiaries a share of profits, subject to the relevant legal limits. Payment of such share is conditional upon the allocation to shareholders of the minimum mandatory dividend referred to in this Article.

Paragraph 3.	The Company may prepare half-yearly balance sheets or balance sheets for shorter periods. Subject to the conditions imposed by law, the Board of Directors may: (a) decide to distribute dividends to be debited from the profit account recorded in the half-yearly balance sheet or in shorter periods, subject to approval by the General Meeting; and (b) declare interim dividends to be debited from the profit reserves recorded in the last annual or half-yearly balance sheet.

Paragraph 4.	Dividends not claimed within three years shall expire in favor of the Company.

Paragraph 5	The Board of Directors shall decide on a proposal by the Executive Board to pay or credit interest on equity capital, subject to approval by the Ordinary General Meeting that reviews the financial statements for the fiscal year in which such interest was paid or credited, and the amounts corresponding to interest on equity capital shall be allocated to the mandatory dividend.

Chapter VIII Disposal of Control, Cancellation of Registration as a Publicly Traded Company and Exit from the Novo Mercado

Article 30. The direct or indirect sale of control of the Company, whether through a single transaction or through successive transactions, shall be contracted under the condition that the acquirer of control undertakes to carry out a public tender offer for the shares issued by the Company held by the other shareholders, in accordance with the conditions and deadlines set forth in the legislation and regulations in force and in the Novo Mercado Regulations, so as to ensure equal treatment with that given to the transferor.

Article 31. In the event of direct or indirect sale of control of the Company, cancellation of its registration as a publicly traded company, voluntary withdrawal from the Novo Mercado, or corporate reorganization involving the transfer of the Company share base, the provisions of applicable laws and regulations shall be observed, including, without limitation, the rules issued by the CVM and the Novo Mercado Regulations.

Chapter IX Dispute Resolution

Article 32. The Company, its shareholders, managers, and members of the fiscal council, both permanent and alternate, if any, undertake to resolve, through arbitration before the Market Arbitration Chamber, in accordance with its rules, any dispute that may arise between them, related to or arising from their status as issuer, shareholders, managers, and members of the fiscal council, and in particular, arising from the provisions contained in Law No. 6,385, of December 7, 1976, as amended, in the Brazilian Corporations Law, in the rules issued by the National Monetary Council, the Central Bank of Brazil and the CVM, in these Bylaws, as well as in the other rules applicable to the operation of the securities market in general, in addition to those contained in the Novo Mercado Regulations, the other B3 regulations and the Novo Mercado Participation Agreement.

Chapter X Liquidation

Article 33. The Company shall be dissolved in the cases provided for by law, and the General Meeting shall, when applicable, determine the manner of liquidation and appoint the Fiscal Council and the liquidator who shall act during the liquidation period, setting their remuneration.

Chapter XI Final Provisions

Article 34. The Company is prohibited from granting financing or guarantees of any kind to third parties, under any form, for businesses unrelated to its corporate interests.

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